CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Archer Investment Series Trust and to the use of our report dated March 10, 2010 on the February 18, 2010 financial statements of Archer Balanced Fund, a series of shares of the Archer Investment Series Trust.  Such financial statements appear in the Registration Statement which is incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

Patke & Associates, Ltd.

Lincolnshire, Illinois April 22, 2010